Exhibit 99.1

Insulet Announces Board and Management Changes

Patrick Sullivan Elected Chairman of the Board

Jessica Hopfield, PhD, Assumes Role of Lead Independent Director

Shacey Petrovic Promoted to President and Chief Operating Officer

Daniel Levangie Announces Retirement

BILLERICA, Mass.--(BUSINESS WIRE)--October 19, 2016--Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the leader in tubeless insulin pump technology with its Omnipod® Insulin Management System, today announced changes to the responsibilities of key members of its Board of Directors and Management team:

  Patrick Sullivan, President and Chief Executive Officer since September 2014, has been elected Chairman of the Board. He will continue to serve as Chief Executive Officer.
  Dr. Jessica Hopfield, Director since July 2015, has been appointed Lead Independent Director of the Board. Dr. Hopfield succeeds Dr. John Fallon, who will continue to serve on the Board as an independent director. Dr. Hopfield also serves as Chairperson of the Board of Trustees of the Joslin Diabetes Center and is a strategic advisor and investor in start-up healthcare firms. She previously was a partner of McKinsey & Company in their Global Pharmaceuticals and Medical Devices Practice.
  Shacey Petrovic, President, Diabetes Products since February 2016, after joining the Company as Chief Commercial Officer in February 2015, has been promoted to President and Chief Operating Officer. In this position, she will work closely with Mr. Sullivan to further improve Insulet’s operational capabilities and capitalize on new growth opportunities, and will be responsible for overseeing the Company’s Drug Delivery product line.
  Daniel Levangie, President, Drug Delivery, has informed the Company he will retire at the end of 2016. Ms. Petrovic will assume Mr. Levangie’s responsibilities and Mr. Levangie will continue with the Company through the end of the year to assist with an effective transition. He will then remain available to the Company in a consulting role.

Patrick Sullivan, Chairman and Chief Executive Officer, stated, “I am pleased the Board has appointed Dr. Jessica Hopfield as Lead Independent Director and I thank Dr. John Fallon for his service. As the newly elected Chairman, I look forward to working closely with Jessica, John and our fellow Board members to continue advancing Insulet’s growth and success.”

“I am also excited to promote Shacey to her new position of President and Chief Operating Officer,” said Mr. Sullivan. “Since joining Insulet, she has demonstrated tremendous leadership, overseeing the realignment of our commercial operations, a reset of our product development roadmap and record-breaking commercial results. The further expansion of Shacey’s management responsibilities recognizes her valuable skillset and the meaningful contributions she is making to Insulet’s growth. We believe the Company will benefit from a unified approach to developing insulin and non-insulin commercial opportunities for our technology platform and Shacey is the ideal person to oversee this initiative.”

Mr. Sullivan continued, “Dan has been an invaluable member of the Insulet team, leading the drug delivery business through a time of transition and overseeing the development of a long-term strategy for the franchise. His contributions have significantly advanced our drug delivery business and through his roles on the senior leadership team and previously as a member of our Board of Directors, Dan has helped shape our overall Company strategy and organization. On behalf of the entire Board and management team, I thank Dan for his commitment to Insulet and wish him all the best.”

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD) is an innovative medical device company dedicated to making the lives of people with diabetes easier. Through its Omnipod Insulin Management System, Insulet seeks to expand the use of insulin pump therapy among people with insulin-dependent diabetes. The Omnipod is a revolutionary and easy-to-use tubeless insulin pump that features just two parts and a fully-automated cannula insertion. Insulet's Delivery Systems business also partners with global pharmaceutical and biotechnology companies to tailor the Omnipod technology platform for the delivery of subcutaneous drugs across multiple therapeutic areas. To read inspiring stories of people with diabetes living their lives to the fullest with Omnipod, please visit our customer blog, Suite D: http://suited.myomnipod.com. Founded in 2000, Insulet Corporation is based in Billerica, Massachusetts. For more information, please visit: http://www.myomnipod.com.

Forward-Looking Statements:

This press release may contain forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 29, 2016 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

CONTACT:
Investor Relations and Media Contact:
Insulet Corporation
Deborah R. Gordon, 978-600-7717
Vice President, Investor Relations and Corporate Communications
dgordon@insulet.com